EXHIBIT 23.0


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated January 25, 2002 with respect to the 2001 consolidated financial statements of Park Bancorp, Inc., included in this annual report on Form 10-K, in the Registration Statement on Form S-8 (File No. 333-33103) pertaining to the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan.




                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 25, 2002